UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2005 (Date of earliest event reported)

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street

Lexington, MA 02420

(Address of principal executive offices)

Telephone: (781) 861-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 2, 2005, Centra Software, Inc. (the “Company”) entered into an agreement with Criterion Capital Management, LLC, Criterion Institutional Partners, LP, Criterion Capital Partners, LP, Criterion Capital Partners, Ltd., Christopher H. Lord, Evan C. Marwell and Anthony Swei (the “Criterion Parties”). Criterion Capital Management LLC and Mr. Lord filed a statement on Schedule 13D with the SEC, most recently amended on June 3, 2005, disclosing an aggregate beneficial ownership of 1,736,900 shares of the Common Stock of the Company, or 6.3%.

The Agreement principally provides that:

(1) the Company’s Board of Directors will appoint Mr. Marwell to the Board of Directors of the Company immediately following the Company’s 2005 Annual Meeting of Stockholders;

(2) the Criterion Parties withdraw their requests for information pursuant to Section 220 of the Delaware Corporation General Law;

(3) the Criterion Parties withdraw their request that Messrs. Marwell and Swei be nominated to the Company’s Board of Directors and will vote all shares of the Common Stock beneficially owned by them in favor of the nominees to the Board of Directors proposed in the Company’s proxy statement, and

(4) the Criterion Parties will not solicit proxies in opposition to the Company until the first anniversary of the 2005 Annual Meeting of Stockholders.

A copy of the agreement is attached to this current report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Agreement dated June 2, 2005 among Criterion Capital Management, LLC, Criterion Institutional Partners, LP, Criterion Capital Partners, LP, Criterion Capital Partners, Ltd., Christopher H. Lord, Evan C. Marwell, Anthony Swei, and Centra Software, Inc.

99.1	Press Release dated June 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2005	CENTRA SOFTWARE, INC.

	By:	/s/ Leon Navickas
	Name:	Leon Navickas
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated June 2, 2005 among Criterion Capital Management, LLC, Criterion Institutional Partners, LP, Criterion Capital Partners, LP, Criterion Capital Partners, Ltd., Christopher H. Lord, Evan C. Marwell, Anthony Swei, and Centra Software, Inc.

99.1	Press Release dated June 2, 2005